Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Communications and Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE
Monday, May 9, 2022

UFP Industries acquires Cedar Poly LLC,
adding plastic recycling to its retail operations

GRAND RAPIDS, Mich., Monday, May 9, 2022 – UFP Industries (Nasdaq: UFPI) today announced that its affiliate, Deckorators, Inc., acquired Cedar Poly LLC, for $17 million. The purchase price includes incentive payments of up to $1.5 million over three years if Cedar Poly meets certain performance goals.

Founded in 2007 and based in Tipton, Iowa, Cedar Poly is a full-service recycler of high-density and low-density polyethylene (HDPE and LDPE) flakes and pellets used in various products, including composite decking. The company also recycles corrugate and operates its own transportation fleet. Cedar Poly had 2021 sales of approximately $17.3 million and will operate in UFP’s Deckorators business unit. The company’s management team, including vice presidents Scott and Jeremy Rogers, will continue in management roles.

“Cedar Poly allows us to vertically integrate our sourcing of recycled polymers and increase our use of post-industrial waste materials in our industry-leading products without compromising quality,” said Landon Tarvin, vice president of Deckorators. “Growing our Deckorators product line using more sustainable raw materials is a key objective and enhances the overall value to our customers and our shareholders.”

According to industry research, the decking market is projected to double in size during the next 5-7 years, with composite decking accounting for most of that growth. UFP plans to invest in additional capabilities at Cedar Poly’s operations to serve both Deckorators and Cedar Poly’s existing customers.

“Joining the UFP family of companies will give us more resources to accelerate our growth,” said Scott Rogers, vice president of Cedar Poly. “We’ll also have the ability to work hand-in-hand with the Deckorators team to innovate and improve the best composite decking in the industry. Our team is thrilled about this new chapter in our business and ready to capitalize on all the opportunities this creates for our customers and employees.”

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Michigan, with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

About Deckorators

Deckorators, the first name in decking, railing and accessories and the originator of the round aluminum baluster, is a brand of UFP Retail Solutions, LLC, a UFP Industries company. Deckorators started the low-maintenance aluminum balusters category with the Classic Series and has since led the industry with many new and innovative decking and railing products.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

# # #